Registration No. 333-10647
                                                Filed June 21, 1999


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              ---------------

                         Acadiana Bancshares, Inc.
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   (Exact Name of Registrant as specified in its Articles of Incorporation)

  Louisiana                                       72-1317124
--------------                              ---------------------------------
(State of incorporation)                    (IRS Employer Identification No.)

                        107 West Vermillion Street
                        Lafayette, Louisiana 70501
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         (Address of principal executive offices, including zip code)



                  LBA Savings Bank 401(k) Profit Sharing Plan
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                          (Full Title of the Plan)


Emile Soulier, III                                Copies to
Vice President and Chief Financial Officer        Hugh T. Wilkinson, Esq.
Acadiana Bancshares, Inc.                         Cristin Zeisler, Esq.
107 West Vermillion Street                        Elias, Matz, Tiernan &
Lafayette, Louisiana 70501                        Herrick L.L.P.
(318) 232-4631                                    734 15th Street, N.W.
------------------------------------------        Washington, D.C.  20005
(Name, address and telephone number of            (202) 347-0300
agent for service)



                              Page 1 of 6 pages
                   Index to Exhibits is located on page 3.
                       CALCULATION OF REGISTRATION FEE
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 Title of                      Proposed     Proposed Maximum
Securities     Amount          Maximum          Aggregate
  to be        to be       Offering Price   Offering Price(3)   Amount of
Registered  Registered(1)    Per Share(3)                     Registration Fee
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Common Stock,
par value
$0.01        25,000(2)         $18.25          $456,250          $126.84
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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to LBA Savings Bank 401(k) Profit Sharing Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Acadiana Bancshares, Inc. (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on the Nasdaq National Market System on June 17, 1999.


                        __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.
    This Registration Statement registers additional securities to be issued under the LBA Savings Bank 401(k) Profit Sharing Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 333-10647), filed with the Commission on August 22, 1996, are incorporated herein by reference.


Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                                  Page
    ---     -------                                                  ----

    4       Common Stock Certificate.                                 *

    23      Consent of Castaing, Hussey, Lolan &
            Dauterive.                                                E-1

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                               --

    99      LBA Savings Bank 401(k) Corporation Profit                **
            Sharing Plan.


    --------

    * Incorporated by reference from the Registration Statement on Form S-1 (Registration No. 333-1396) filed by the Registrant with the Comission on February 15, 1996, as subsequently amended.

    **      Incorporated by reference from the Registration Statement on
    Form S-8 (Commission File No.333-10647), filed by the Registrant with the Commission on August 22, 1996.
                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Louisiana on or about June 21, 1999.


                                        By: /s/ Gerald G. Reaux, Jr.
                                            ----------------------------------
                                            Gerald G. Reaux, Jr.
                                            President, Chief Executive Officer
                                            and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gerald G. Reaux, Jr. to act as, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

     Signature                  Title                            Date
     ---------                  -----                            ----


/s/ Gerald G. Reaux, Jr.        President, Chief             June 21, 1999
-----------------------------   Executive Officer
Gerald G. Reaux, Jr.            and Director
(principal executive officer)


/s/ Lawrence Gankendorff        Chairman of the Board        June 18, 1999
-----------------------------
Lawrence Gankendorff.


/s/ Albert W. Beachman           Director                    June 18, 1999
-----------------------------
Albert W. Beacham, M.D.


/s/ James J. Montelaro           Executive Vice              June 18, 1999
-----------------------------    President and Director
James J. Montelaro
       Signature                  Title                         Date
       ---------                  -----                         ----

/s/ John H. DeJean                Director                  June 18, 1999
---------------------------
John H. DeJean


/s/ Thomas S. Ortego              Director                   June 18, 1999
---------------------------
Thomas S. Ortego


/s/ William H. Mouton             Director                   June 18, 1999
---------------------------
William H. Mouton


/s/ Donald J. O'Rourke, Sr.       Director                   June 18, 1999
---------------------------
Donald J. O'Rourke, Sr.


/s/ Kaliste J. Saloom, Jr.        Director                   June 18, 1999
---------------------------
Kaliste J. Saloom, Jr.


/s/ Emile E. Soulier, III         Vice President             June 18, 1999
---------------------------       Chief Financial Officer
Emile E. Soulier, III
(principal financial and
accounting officer)
           Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees who administer the employee benefit plan have duly caused this Registration Statement to by signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on or about June 18, 1999.


                                          LBA SAVINGS BANK 401(K)
                                          PROFIT SHARING PLAN

                                          LBA SAVINGS BANK TRUSTEES


                                          By: /s/ Thomas Debaillon
                                              -----------------------------
                                              Thomas Debaillon, Trustee



                                          By: /s/ Emile E. Soulier, III
                                              ------------------------------
                                              Emile E. Soulier, III, Trustee